UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2003

ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21214	86-0585310

(Commission File Number)	(IRS Employer Identification Number)

1275 West Washington, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(602) 286-5520

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     On October 9, 2003, OrthoLogic Corp. issued a press release announcing that it has signed a definitive agreement to sell its bone growth stimulation business to dj Orthopedics, LLC, a Delaware limited liability company and wholly-owned subsidiary of dj Orthopedics, Inc. (NYSE: DJO), for $93 million in cash plus the assumption of certain liabilities. A copy of the press release announcing the sale is attached as Exhibit 99.1 to this Form 8-K.

Item 7. Exhibits

(c)  Exhibits

Exhibit No.	Exhibit Description	Filed Herewith

99.1	Press Release dated October 9, 2003	X

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2003	OrthoLogic Corp.

/s/ Thomas R. Trotter

Thomas R. Trotter Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated October 9, 2003, issued by OrthoLogic Corp.